Debt Summary Schedule	Exhibit 99
($ in thousands)

		Interest	12/31/14
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Westchester West - 1st	Berkeley Point Capital - Freddie Mac	6.15%	$ 25,631	03/01/15
Westchester West - 2nd	Berkeley Point Capital - Freddie Mac	6.64%	7,132	03/01/15
Stratford Greens	Capital One Bank	5.75%	28,440	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	36,143	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	31,480	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	21,543	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	18,544	09/01/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,614	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	30,951	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	9,870	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	46,312	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,818	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	71,284	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,752	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	46,717	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	34,239	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	7,880	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,173	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	39,382	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	6,610	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,184	06/01/16
Fox Hall Apartments	Columbia Nat’l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	41,720	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	26,904	01/01/18
Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	6,325	12/15/18
Bonnie Ridge - 2nd	Prudential Life	6.16%	16,098	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,178	12/15/18
Annapolis Roads	Amerisphere - Fannie Mae	5.12%	22,599	01/01/19
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,126	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	19,959	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	15,610	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	43,722	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,553	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,476	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,411	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	46,090	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	38,339	10/01/19
Elmwood Terrace	M&T Realty - Fannie Mae	5.56%	25,219	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,547	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	24,618	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	13,853	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,375	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	23,590	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	13,861	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	13,009	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,387	05/01/20
The Lakes of Schaumburg	Midland Loan Services - Freddie CME	3.50%	33,625	09/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	36,015	09/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	90,853	11/01/20
New Orleans Park	M&T Realty - Fannie Mae	4.58%	22,127	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	35,469	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	13,701	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	20,028	01/01/21
Home Properties of Devon	M&T Realty - Fannie Mae	4.85%	57,323	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	90,014	11/01/21

Wtd Avg Rate/Total Debt - Fixed Rate Secured		5.20%	$1,613,465

Variable Rate Secured
Sherry Lake	M&T Realty - Freddie Mac	2.90%	23,709	04/01/17

Debt Summary Schedule	Exhibit 99
($ in thousands)

		Interest	12/31/14
	Lender	Rate %	Balance	Maturity Date
Property

Wtd Avg Rate/Total Debt - Variable Rate Secured		2.90%	$ 23,709

Wtd Avg Rate/Total Debt - Total Secured Debt		5.17%	$1,637,175

Fixed Rate Unsecured
Private Placement Senior Notes - Series A	Various Investors	4.46%	$ 90,000	12/19/18
Private Placement Senior Notes - Series B	Various Investors	5.00%	60,000	12/19/21
Senior Notes	Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan-Interest Rate Swapped to Maturity	M&T Bank et. al.	1.69%	250,000	08/18/18

Variable Rate Unsecured
Bank Term Loan 180-Day	M&T Bank	1.19%	100,000	05/18/15
Revolving Line of Credit	M&T Bank et. al.	1.19%	269,000	08/18/17
Adjusts Daily 30 LIBOR + 1.0

Wtd Avg Rate/Total Debt - Total Unsecured Debt		2.16%	$ 819,000

Total Combined Debt		4.16%	$2,456,175